UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2012

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2240 Douglas Boulevard, Suite 200 Roseville, California	95661-3875
(Address and telephone number of principal executive offices)	(Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2012, Solar Power, Inc. (the “Company”), made a loan to Solar Hub Utilities, LLC (“Debtor”) in the amount of One Million Dollars ($1,000,000) evidenced by a Secured Promissory Note dated April 27, 2012 (the “Note”). The Note bears a six percent (6%) annual interest rate and matures on September 28, 2012. The Note is secured by a Security Agreement between the Company and Debtor dated April 27, 2012 (the “Security Agreement”). Under the terms of the Security Agreement, the Company has a security interest in certain collateral of Debtor on which the Company may foreclose on in the event of a default, as set forth therein.

The foregoing summary of the terms and conditions of the Note and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note and Security Agreement, attached hereto as Exhibit 10.1 and 10.2, respectively, and which is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Secured Promissory Note by Solar Hub Utilities, LLC dated April 27, 2012.

10.2	Security Agreement between Solar Hub Utilities, LLC, as Debtor, and Solar Power, Inc., as Secured Party dated April 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: May 3, 2012	/s/ James R. Pekarsky
James R. Pekarsky
Chief Financial Officer